EDDIE BAUER HOLDINGS, INC. ANNOUNCES DATE OF FIRST QUARTER 2009 CONFERENCE CALL

SEATTLE, WA, May 8, 2009 – Eddie Bauer Holdings, Inc. (NASDAQ:EBHI) today announced that it plans to host a conference call on Thursday, May 14, 2009 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss the Company’s financial results for the first quarter 2009.

·	To access the live conference call, participants may dial 1-877-681-3378 or 1-719-325-4799.

·	A simultaneous webcast will be available and can be accessed through the investors section of Eddie
Bauer’s website at:
http://investors.eddiebauer.com/events.cfm

·	Following the call, the recorded replay of the conference call may be accessed through the investors section of the Company’s website. In addition, a telephonic replay will be available through May
21, 2009 by dialing 1-888-203-1112 or 1-719-457-0820 and entering code 4574768.

About Eddie Bauer

Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells outerwear, apparel and accessories for the active outdoor lifestyle. The Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at 371 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com. Eddie Bauer participates in a joint venture in Japan and has licensing arrangements across a variety of product categories.

Contact:	Marv Toland, Chief Financial Officer, 425-755-6310
SOURCE:	Eddie Bauer Holdings, Inc.